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                                                                    EXHIBIT 23.2


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of New Regions Financial Corporation of our report dated January 15, 2004 relating to the consolidated financial statements of Union Planters Corporation, except as to the merger agreement with Regions Financial Corporation described in Note 24 which is as of January 22, 2004, which appears in Union Planters Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
Memphis, Tennessee
April 26, 2004